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                                                                   Exhibit 10.21


                              NON-COMPETE AGREEMENT


         This Non-Compete Agreement (this "AGREEMENT") is made this 18th day of August, 1998, by and between Art Technology Group, Inc., a Delaware corporation (the "COMPANY") and Joseph Chung (the "EMPLOYEE"), an individual residing at
____________________________________________.

         WHEREAS, the parties hereto recognize and agree that the services of the Employee are special and unique and that he has special fiduciary duties to the Company as an officer, director and/or shareholder;

         WHEREAS, for the foregoing reasons, a covenant on the part of the Employee not to compete during his employment and for a reasonable period after the termination or expiration of his employment is essential to protect the business of the Company;

         NOW, THEREFORE, it is hereby agreed by the Company and the Employee as follows:

         1. NON-COMPETE. During the period of time that the Employee is employed by the Company and for a period of two (2) years after the termination or cessation of such employment for any reason (both periods of time, taken together, being referred to hereinafter as the "RESTRICTED PERIOD"), the Employee shall not, anywhere in the United States, directly or indirectly, whether individually or as an officer, director, employee, consultant, partner, stockholder (other than as the holder of not more than one percent (1%) of a publicly held corporation), individual proprietor, joint venturer, investor, lender, consultant or in any other capacity whatsoever, develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company at any time during the Restricted Period.

         2. NON-SOLICITATION. During the Restricted Period, the Employee shall not, directly or indirectly, whether individually or as an officer, director, employee, consultant, partner, stockholder, individual proprietor, joint venturer, investor, lender, consultant or any other capacity whatsoever: (a) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts, of the Company or (b) hire, retain (including as a consultant) or encourage to leave the employment of the Company any employee of the Company, or hire or retain (including as a consultant) any former employee of the Company who has left the employment of the Company within one
(1) year prior to such hiring or retention.


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         3. ACKNOWLEDGEMENT. The Employee agrees and acknowledges that his non-competition and non-solicitation obligations hereunder are essential to the protection of the Company's business as a consequence of the Employee's position with and as a founder of the Company, are reasonable for such purpose and were also undertaken by the Employee as an inducement for certain investors to make an investment in the Company pursuant to the terms of a certain Series D Senior Participating Convertible Redeemable Preferred Stock Purchase Agreement, dated as of August 18, 1998, by and among the Company and the investors listed therein.

         4. EQUITABLE REMEDIES. The parties hereto hereby agree that breaches of covenants and obligations undertaken in this Agreement are likely to cause the Company substantial and irrevocable damage, which would be difficult, if not impossible, to prove precisely; therefore, it is agreed that this Agreement shall be enforceable by specific performance or other injunctive relief. If any of the restrictions contained herein are deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions hereof, then the parties hereto contemplate and agree that a court shall reduce such extent, duration, geographical scope or other provision hereof and enforce the terms hereof in reduced form for all purposes in the manner contemplated hereby.

         5. MISCELLANEOUS. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his employment for any period of time. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The rights and obligations of the Company shall inure to the benefit of, and shall be binding upon, its successors and assigns. The Employee acknowledges that the services to be rendered by him are unique and personal and cannot and shall not be assigned. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts.

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Non-Competition Agreement to be duly executed as an instrument under seal as of the date and year first written above.



                                               /s/  Joseph T. Chung
                                           --------------------------------
                                               Joseph Chung

                                               Address:




                                           ART TECHNOLOGY GROUP, INC.



                                            By: /s/ Mahendrajeet Singh
                                               ------------------------
                                            Name:
                                            Title: